UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2025

Applied Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Fifth Avenue, Suite 1400
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 220-9226

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, Applied Therapeutics, Inc. (the “Company”) announced that Riccardo Perfetti, M.D., Ph.D., departed his role as Chief Medical Officer, effective as of June 15, 2025. Dr. Perfetti’s departure was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

In connection with his departure, Dr. Perfetti and the Company entered into a separation agreement pursuant to which Dr. Perfetti is entitled to receive severance benefits pursuant to the terms of his employment agreement with the Company, which was filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on March 13, 2020. Such benefits include (i) 12 months of his monthly base salary plus his target annual bonus, (ii) 12 months of payments equal to the monthly cost of his health insurance premiums at the time of termination, and (iii) accelerated vesting of any then-unvested shares subject to an outstanding option. Dr. Perfetti will also accelerate in his unvested RSUs, consistent with the practice for other Company executives.

Effective as of June 15, 2025, the Board appointed Evan P. Bailey, the Company’s Senior Vice President, Clinical Development, to succeed Dr. Perfetti as Chief Medical Officer.

Dr. Bailey, 44, joined the Company in May 2021 and has previously held the roles of Executive Medical Director and Senior Vice President, Clinical Development. Prior to joining the Company, Dr. Bailey served as Medical Director at Vertex Pharmaceuticals, Inc., where he led the U.S. launch of the prescription drug TRIKAFTA for the treatment of Cystic Fibrosis (“CF”) in 2019, then serving as the Global Medical Lead for CF Pipeline and as a CF disease expert. Prior to that, he served as an Assistant Professor of Pediatrics at the University of Massachusetts Medical School, where he was a practicing pediatric pulmonologist and principal investigator for multiple clinical trials running both the CF clinical and research programs. Dr. Bailey completed his residency in Pediatrics and fellowship in Pediatric Pulmonology at Boston Children’s Hospital. He obtained his M.D. from Loyola University Chicago Stritch School of Medicine, an M.A. in Medical Sciences from the Boston University School of Medicine and a B.S. in Chemistry and French from Boston College.

In connection with Dr. Bailey’s appointment as Chief Medical Officer, the Company entered into an amended and restated offer letter with Dr. Bailey (the “A&R Offer Letter”). Pursuant to the A&R Offer Letter, Dr. Bailey will be paid an annual base salary of $585,000 and is eligible for an annual performance-based incentive cash bonus with a target amount equal to 40% of his annual base salary and (b) $234,000 and the actual number of days that he is employed by the Company under the A&R Offer Letter in 2025. In connection with his appointment, Dr. Bailey was granted restricted stock units relating to 300,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which shall vest over four years with 25% vesting on the first anniversary of the effective date of the A&R Offer Letter and the remainder vesting in equal quarterly installments over the three-year period immediately thereafter. In the event of a qualifying termination, which includes an involuntary termination without “cause” (including due to death or disability) or a resignation for “good reason,” Dr. Bailey will be eligible to receive at least (i) 12 months of his monthly base salary plus his target annual bonus (provided such target annual bonus for 2025 will be calculated pursuant to the terms of the A&R Offer Letter), (ii) 12 months of payments equal to the monthly cost of his health insurance premiums at the time of termination, and (iii) accelerated vesting of any then-unvested shares subject to an outstanding equity award, subject to his execution of a separation agreement and general release of claims in favor of the Company.

The foregoing summaries of the Separation Agreement and the A&R Offer Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and A&R Offer Letter, respectively, copies of which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Dr. Bailey has also entered into a standard form of confidential information, inventions assignment, and restrictive covenants agreement with the Company and a standard form of officer indemnification agreement. The indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed on April 29, 2019.

No family relationships exist between Dr. Bailey and any of the Company’s directors or executive officers. There are no arrangements or understandings between Dr. Bailey and any other person pursuant to which Dr. Bailey was selected as the Chief Medical Officer, nor are there any transactions to which the Company is or was a participant in which Dr. Bailey has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 17, 2025, the Company issued a press release announcing the foregoing leadership transition. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.3 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Company previously announced full 12-month clinical results and new topline data from its Phase 2/3 INSPIRE trial evaluating govorestat for the treatment of Sorbitol Dehydrogenase (“SORD”) Deficiency, a subtype of Charcot-Marie-Tooth (“CMT”) disease.

INSPIRE Phase 2/3 Trial Design

The INSPIRE Phase 2/3 trial was a randomized, double-blind, placebo-controlled trial to evaluate the effect of govorestat in patients with CMT-SORD. 56 patients with CMT-SORD were randomized 2:1 to an active, once daily govorestat treatment versus placebo. The primary clinical endpoint of INSPIRE was the 10-meter walk-run test (“10MWRT”) at 12 months, which is no longer included in the CMT-FOM composite score. Additional key trial objectives included the effect of govorestat treatment on the levels of blood sorbitol, the correlation of sorbitol levels with clinical outcomes and the CMT-Health Index (“HI”), an important patient reported outcome measure of disease severity and well-being.

Full 12-Month Clinical Results

A reverified, interim analysis of 49 patients evaluable for efficacy as of February 2024 was conducted at 12 months of active treatment. Full clinical results from 12 months include:

•
Statistically significant correlation between absolute reduction in sorbitol and change in the 10MWRT (p = 0.031) and the CMT-FOM Lower Limb domain (10MWRT, 6MWT, Stair Climb, Dorsiflexion, Sit-to Stand) (p = 0.038) were observed.
•
The primary endpoint, the 10MWRT, was not statistically significant (p = 0.7287). Since initiation of the INSPIRE study, the 10MWRT was removed from the CMT-FOM, which now only consists of 11 components.
•
Govorestat treatment demonstrated a statistically significant improvement on key secondary endpoint, CMT-HI at 12 months.
•
A statistically significant correlation between percent change in sorbitol and change in CMT-HI was observed at 12 months for the total score as well as in the mobility and balance domains.
•
Statistically significant lowering of blood sorbitol levels (p < 0.001) were observed.
•
Govorestat continued to be generally safe and well tolerated, with similar incidence of adverse events between active and placebo-treated groups.

Topline 18-Month and 24-Month Patient Level Analyses

As of October 11, 2024, 24 patients were evaluable at 18 months and 15 patients were evaluable at 24 months for patient-level analyses of active treatment with govorestat compared to placebo prior to transition of the INSPIRE trial to an open-label extension (“OLE”). Topline results from analyses of patients following 18 and 24 months of continuous, active treatment with govorestat include:

•
MRIs at 24 months demonstrate slowing of disease progression in patients treated with govorestat.
•
Improvements in outcomes maintained through 24 months including the change in the CMT-HI observed at Month 12.
•
Reduction in sorbitol maintained through 18 and 24 months.
•
Govorestat remained generally safe and well tolerated through 24 months of treatment.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements regarding the (i) Company’s strategy, business plans and focus, including the announced leadership transition; and (ii) progress, timing and expectations regarding the clinical development of govorestat, including topline data from the INSPIRE trial, the potential benefits, efficacy, safety and tolerability of govorestat, and the potential market opportunity for govorestat; and (iii) statements related to the timing or outcome of any potential meetings, interactions or submissions with regulatory authorities, including the U.S. Food and Drug Administration, regarding the Company’s product candidates. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its Securities and Exchange Commission (“SEC”) filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Separation Agreement, by and between the Company and Riccardo Perfetti, dated as of June 13, 2025.
99.2	Amended and Restated Offer Letter, by and between the Company and Evan Bailey, dated as of June 13, 2025.
99.3	Press Release, dated June 17, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Date:	June 17, 2025	By:	/s/ Les Funtleyder
Les Funtleyder, Interim Chief Executive Officer and Chief Financial Officer